EXHIBIT 16.1


July 27, 1998


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of H&R Block, Inc. dated July 27, 1998.

Yours truly,

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Kansas City, Missouri